UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): March 20, 2008 WAVE URANIUM HOLDING (Exact name of registrant as specified in charter)

Nevada	000-52854	71-1026782
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

5348 Vegas Drive Suite 228 Las Vegas, NV 89109 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (609) 919-1932

Copies to: Marc J. Ross, Esq. Sichenzia Ross Friedman Ference LLP 61 Broadway New York, New York 10006 Phone: (212) 930-9700 Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry into a Material Definitive Agreement
Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant
Item 3.02	Unregistered Sales of Equity Securities

     On March 20, 2007, Wave Uranium Holding (the “Company”) entered into a securities purchase agreement (the “Agreement”) with accredited investors (the “Investors”) pursuant to which the Investors purchased an aggregate principal amount of $1,562,500 of 8% Original Issue Discount Senior Secured Convertible Debentures for an aggregate purchase price of $1,250,000 (the “Debentures”). The Debentures bear interest at 8% and mature twenty-four months from the date of issuance. The Debentures will be convertible at the option of the holder at any time into shares of common stock, at an initial conversion price equal to $0.25 (“Initial Conversion Price”).

     In connection with the Agreement, each Investor received a warrant to purchase such number of shares of common stock equal to their subscription amount divided by the Initial Conversion Price (“Warrants”). Each Warrant is exercisable for a period of five years from the date of issuance at an initial exercise price of $0.30. The investors may exercise the Warrants on a cashless basis if the shares of common stock underlying the Warrants are not then registered pursuant to an effective registration statement. In the event the Investors exercise the Warrants on a cashless basis, then we will not receive any proceeds.

     The conversion price of the Debentures and the exercise price of the Warrants are subject to full ratchet and anti-dilution adjustment for subsequent lower price issuances by the Company, as well as customary adjustments provisions for stock splits, stock dividends, recapitalizations and the like.

     The full principal amount of the Debentures is due upon default under the terms of Debentures. Beginning on the seven (7) month anniversary of the closing of the Debentures and continuing on the same day of each successive month thereafter, the Company must prepay 1/18th of the aggregate face amount of the Debentures, plus all accrued interest thereon, either in cash or in common stock, at the option of the Company. If the Debenture is prepaid in shares of common stock, the conversion price of such shares shall be equal to the lesser of (i) the conversion price then in effect and (ii) 80% of the average of the three (3) closing bid prices for the 20 consecutive trading days ending on the trading day that is immediately prior to the applicable redemption date. Notwithstanding the foregoing, the Company’s right to prepay the Debentures in shares of common stock on each prepayment date is subject to, among other things, the following conditions: (i) that a registration statement must be effective on such prepayment date and available for use by the Investors (ii) the shares to be issued are registered with the Securities and Exchange Commission and (iii) the aggregate number of shares to be issued under any monthly redemption amount is less than 20% of the total dollar trading volume of the Company’s common stock for the 20 trading days prior to the applicable monthly redemption date.

     At any time after the effectiveness of the registration statement described below, the Company may, upon written notice, redeem the Debentures in cash at 115% of the then outstanding principal amount of the Debentures provided, among other things, that (i) the volume weighted average price (“VWAP”) for any 20 consecutive trading days exceeds $0.50, (ii) a registration statement must be effective on such redemption date and available for use by the Investors and (iii) the Company has satisfied all conditions under the transaction documents.

     Each of the Investors have contractually agreed to restrict their ability to exercise the Warrants and convert the Debentures such that the number of shares of the Company common stock held by each of them and their affiliates after such conversion or exercise does not exceed 4.99% of the Company’s then issued and outstanding shares of common stock.

     The Company is obligated to file a registration statement registering the resale of shares of (i) the Common Stock issuable upon conversion of the Debentures, (ii) the Common Stock issuable upon exercise of the Warrants, and (iii) the shares of common stock issuable as payment of interest on the Debenture. If the registration statement is not filed within 45 days from the final closing, or declared effective within 105 days thereafter (120 days if the registration statement receives a review by the SEC), the Company is obligated to pay the investors certain fees in the amount of 2% of the total purchase price of the Debentures, per month, and the obligations may be deemed to be in default.

     The full principal amount of the Debentures are due upon a default under the terms of the Debentures. The Debentures rank senior to all current and future indebtedness of the Company and are secured by substantially all of the assets of the Company. The Company’s obligations under the Debentures are guaranteed by Wave Uranium, the Company’s wholly-owned subsidiary. In addition, the Company, Norman Meier, the Company’s largest shareholder (“Pledgee”) and the Investors entered into a Pledge and Security Agreement pursuant to which the Debentures are secured by the Pledgee’s 40,000,005 shares of common stock of the Company.

     In conjunction with the Agreement, all officers, directors and 10% holders of the Company have entered into lock-up agreements pursuant to which they have agreed to not sell their shares of common stock or common stock equivalents in the Company until the 12 month anniversary after the effective date of the registration statement described above.

     As of the date hereof, the Company is obligated on $1,562,500 face amount of Debentures issued to the Investors. The Debentures are a debt obligation arising other than in the ordinary course of business which constitute a direct financial obligation of the Company.

     The securities were offered and sold to the Investors in a private placement transaction made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933 and Rule 506 promulgated under Regulation D thereunder. The Investors are accredited investors as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits. The following exhibits are filed with this report:

Exhibit No	Description of Exhibit
4.1	Form of Debenture related to March 2008 Financing
4.2	Form of Warrant related to March 2008 Financing
99.1	Securities Purchase Agreement, dated March 20, 2008 by and between Wave Uranium Holding and the Purchasers signatory thereto
99.2	Registration Rights Agreement, dated March 20, 2008 by and between Wave Uranium Holding and the Purchasers signatory thereto
99.3	Security Agreement, dated March 20, 2008 by and between Wave Uranium Holding and the Purchasers signatory thereto
99.4	Pledge and Security Agreement, dated March 20, 2008 by and between Wave Uranium Holding and the Purchasers signatory thereto
99.5	Subsidiary Guarantee, dated March 20, 2008 of Wave Uranium
99.6	Form of Lock-Up Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAVE URANIUM HOLDING

Date: March 26, 2008	By: /s/ Christopher J. LeClerc Name: Christopher J. LeClerc Title: Chief Financial Officer